                                                                    Exhibit 20.2


                           INFOSPACE, INC. AND PRIO
                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                  (Unaudited)
(In Thousands)

                                                                             Pro Forma      Pro Forma
                    ASSETS                 InfoSpace, Inc.         Prio     Adjustments      Combined
                                           ---------------         ----     -----------      --------
Current assets:
   Cash and cash equivalents                     $ 29,456      $  8,529                      $ 37,985
   Short-term investments                         124,720                                     124,720
   Accounts receivable, net of allowance            6,540           124                         6,664
   Interest receivable                              3,322                                       3,322
   Notes receivable                                11,394                                      11,394
   Prepaid expenses and other assets               10,117           386                        10,503
                                           ----------------------------     -----------      --------
                                                  185,549         9,039                       194,588

Long-term investments                              71,417                                      71,417
Property and equipment, net                         4,502         3,496                         7,998
Intangible assets, net                             73,827                                      73,827
Other investments                                  16,779           259                        17,038
Other                                                 497           221                           718
                                           ----------------------------     -----------      --------
Total assets                                     $352,571      $ 13,015       $      0       $365,586
                                           ============================     ===========      ========

                                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                              $  1,865      $    945                      $  2,810
   Accrued expenses and other current
     liabilities                                   16,598         1,878                        18,476
   Notes and leases payable - short term                          1,042                         1,042
   Deferred revenues                                2,481           217                         2,698
                                           ----------------------------                      --------
   Total current liabilities                       20,944         4,082                        25,026

Notes and leases payable - long term                                614                           614
Other long term liabilities                                          71                            71

Shareholders' equity:
   Preferred stock                                               69,387        (69,387)             0
   Common stock, par value $.0001                      10                                          10
   Common stock                                                   3,143         (3,143)             0
   Additional paid-in capital                     368,369                       72,530        440,899
   Accumulated deficit                            (35,690)      (62,822)                      (98,512)
   Unrealized loss from investments                                                                 0
   Notes receivable for common stock                                (10)                          (10)
   Accumulated other comprehensive income           1,317                                       1,317
   Deferred expense - warrants                     (2,311)                                     (2,311)
   Unearned compensation- stock options               (68)       (1,450)                       (1,518)
                                            ---------------------------                       -------
               Total stockholders equity          331,627         8,248              0        339,875
                                            ---------------------------                       -------
Total liabilities and stockholders' equity       $352,571      $ 13,015       $      0       $365,586
                                            ===========================       =========       =======

                        INFOSPACE, INC. AND PRIO, INC.
            PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1999
                                  (Unaudited)
(In thousands)

                                                                                            Pro Forma     Pro Forma
                                                 InfoSpace, Inc.           Prio            Adjustments     Combined
                                                 ----------------  ---------------------   -----------    ----------
Revenues                                             $    36,908               $     483                  $  37,391
Cost of revenues                                           5,259                   2,009                      7,268
                                               --------------------------------------------------------------------
Gross profit                                              31,649                 (1,526)                     30,123

Operating expenses:
     Product development                                   3,189                   8,126                     11,315
     Sales and marketing                                  23,695                   6,305                     30,000
     General and administrative                            9,688                   2,899                     12,587
     Amortization of intangibles                           3,223                                             20,875
     Acquisition and related charges                      13,250                                             13,250
     Other - non-recurring charges                        11,359                  17,652                     11,359
                                               --------------------------------------------------------------------
          Total operating expenses                        64,404                  34,982                     99,386
                                               --------------------------------------------------------------------

          Loss from operations                           (32,755)               (36,508)                    (69,263)
Other income (expense), net                               11,074                     642                     11,716
Equity in loss from joint venture                            (12)                   (12)                        (24)
                                               --------------------------------------------------------------------

Net Loss                                                ($21,693)              ($35,878)                   ($57,571)
                                               ====================================================================

Basic and diluted net loss per share                      ($0.23)                                            ($0.59)
                                               ====================================================================

Shares used in computing basic and
     diluted net loss per share calculations              93,566                                 4,312       97,878
                                               ====================================================================

Weighted Average Share Capital
------------------------------
Preferred Stock                                       16,713,665
Common Stock                                           5,381,414
                                               -----------------
      Total                                           22,095,079
                                               =================

Exchange Ratio                                         0.0975894

InfoSpace Common Stock                                 2,156,246
1/5/00 2 for 1 split                                   4,312,491

Numbers do not reflect the 2 for 1 stock split that was effected on 4/6/00.

                        INFOSPACE, INC. AND PRIO, INC.
            PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1998
                                  (Unaudited)
(In thousands)

                                                                                          Pro Forma     Pro Forma
                                                 InfoSpace, Inc.       Prio              Adjustments     Combined
                                                 ----------------  ------------------   ------------   ----------
Revenues                                             $     9,623            $       9                  $   9,632
Cost of revenues                                           1,635                  696                      2,331
                                               -----------------------------------------------------------------
Gross profit                                               7,988                (687)                      7,301

Operating expenses:
     Product development                                   1,245                6,323                      7,568
     Sales and marketing                                   6,286                4,497                     10,783
     General and administrative                            4,575                2,802                      7,377
     Amortization of intangibles                             710                                             710
     Acquisition and related charges                       2,800                                           2,800
     Other - non-recurring charges                         4,500                                           4,500
                                               -----------------------------------------------------------------
          Total operating expenses                        20,116               13,622                     33,738
                                               -----------------------------------------------------------------

          Loss from operations                           (12,128)            (14,309)                    (26,437)
Other income (expense), net                                  434                  167                        601
Equity in loss from joint venture                           (125)                 (8)                       (133)
                                               -----------------------------------------------------------------

Net Loss                                                ($11,819)           ($14,150)                   ($25,969)
                                               =================================================================

Basic and diluted net loss per share                      ($0.22)                                         ($0.44)
                                               =================================================================

Shares used in computing basic and
     diluted net loss per share calculations              54,847                              4,277       59,124
                                               =================================================================

Weighted Average Share Capital
------------------------------
Preferred Stock                                       16,713,665
Common Stock                                           5,199,044
                                               -----------------
      Total                                           21,912,709
                                               =================

Exchange Ratio                                         0.0975894

InfoSpace Common Stock                                 2,138,448
1/5/00 2 for 1 split                                   4,276,896

Numbers do not reflect the 2 for 1 stock split that was effected on 4/6/00.

                        INFOSPACE, INC. AND PRIO, INC.
            PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1997
                                  (Unaudited)
(In thousands)

                                                                                          Pro Forma     Pro Forma
                                                 InfoSpace, Inc.       Prio              Adjustments     Combined
                                                 ----------------  ------------------   ------------   ----------

Revenues                                             $     1,742             $     74                   $  1,816
Cost of revenues                                             418                   74                        492
                                               -----------------------------------------------------------------
Gross profit                                               1,324                    0                      1,324

Operating expenses:
     Product development                                     383                3,976                      4,359
     Sales and marketing                                   1,477                2,985                      4,462
     General and administrative                              944                1,341                      2,285
     Amortization of intangibles                              64                                              64
     Acquisition and related charges
     Other - non-recurring charges                           137                                             137
                                               -----------------------------------------------------------------
          Total operating expenses                         3,005                8,302                     11,307
                                               -----------------------------------------------------------------

          Loss from operations                            (1,681)             (8,302)                     (9,983)
Other income (expense), net                                   20                   20                         40
Equity in loss from joint venture
                                               -----------------------------------------------------------------

Net Loss                                                 ($1,661)            ($8,282)                    ($9,943)
                                               =================================================================

Basic and diluted net loss per share                      ($0.04)                                         ($0.21)
                                               =================================================================

Shares used in computing basic and
     diluted net loss per share calculations              44,114                              2,967       47,081
                                               =================================================================

Weighted Average Share Capital
------------------------------
Preferred Stock                                        9,570,935
Common Stock                                           5,631,451
                                               -----------------
      Total                                           15,202,386
                                               =================

Exchange Ratio                                         0.0975894

InfoSpace Common Stock                                 1,483,592
1/5/00 2 for 1 split                                   2,967,183

Numbers do not reflect the 2 for 1 stock split that was effected on 4/6/00.

                         INFOSPACE, INC. AND PRIO INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL STATEMENTS

1.   The Periods Combined

     The InfoSpace, Inc. consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997 have been combined with the Prio, Inc. statements of operations for the period from January 1, 1997 to December 31, 1999, as if the merger had occurred as of the beginning of the period.

2.   Pro Forma Basis of Presentation

     The pro forma adjustments made in connection with the development of the pro forma information have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities Exchange Commission. The Unaudited Pro Forma Combined Consolidated Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

     The Unaudited Pro Forma Combined Statement of Operations for the years ended December 31, 1999, 1998 and 1997 reflect the equivalent shares of InfoSpace, Inc. Common Stock in exchange for all of the outstanding stock, warrants, and options of Prio Inc. The pro forma adjustments reflect the additional shares that would be used in computing basic and diluted earnings per share as if the merger had occurred at the beginning of the period.

3.   Pro Forma Earnings Per Share

     The Unaudited Pro Forma Combined Consolidated Financial Statements for InfoSpace, Inc. have been prepared as if the merger was completed at the beginning of the periods presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of InfoSpace, Inc. Common Stock outstanding during the period and the number of InfoSpace, Inc. Common Stock to be issued in exchange as discussed in Note 2.

     The Pro Forma diluted loss per share is computed using the weighted average number of InfoSpace, Inc. Common Stock and dilutive common equivalent shares outstanding during the period and the number of shares of InfoSpace.com, Inc. Common Stock to be issued in exchange. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. The combined Company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during each of the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

4.   Pro Forma Statements of Operations Adjustments

     The objective of the pro forma information is to show what the significant effects on the historical financial information might have been had the Companies been merged for the periods presented.